Washington Bancorp
Computation of Earnings per Common Share
Exhibit 11
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                                            For Three Months                          For Three Months
                                             Ended March 31,                           Ended March 31,
                                            ------------------                        -----------------
                                             2000      1999       2000      1999       2000      1999       2000        1999
                                             Basic     Basic     Diluted   Diluted     Basic     Basic     Diluted     Diluted
                                              EPS       ESP        EPS       EPS        EPS       EPS        EPS         EPS
                                            -----------------------------------------------------------------------------------
Computation of weighted average
  number of common shares outstanding:

Common shares outstanding at the
  beginning of the period                    651,133   651,133   651,133   651,133    651,133   651,133    651,133      651,133
Unleased common shares held by the
  Employee Stock Ownership Plan (ESOP)
  at the beginning of the period             (35,718)  (40,226)  (35,718)  (40,226)   (37,972)  (42,313)   (37,972)     (42,313)
Weighted average common shares released
  by the ESOP during the period                  609       564       609       564      1,736     1,607      1,736        1,607
Weighted average common shares out-
  standing - Stock Option Plan                   - -       - -     6,786    13,853        - -       - -      9,179       14,927
Weighted average common shares into
  treasury                                   (74,261)  (51,398)  (74,261)  (51,398)   (60,182)  (46,610)   (60,182)     (46,610)
                                            -----------------------------------------------------------------------------------
Total average shares outstanding             541,763   560,073   548,549   573,926    554,715   563,817    563,894      578,744
                                            ===================================================================================

Net income                                  $285,278  $153,149  $285,278  $153,149   $786,554  $520,727   $786,554     $520,737
                                            ===================================================================================

Net income per share                        $   0.53  $   0.27  $   0.52  $   0.27   $   1.42  $   0.92   $   1.39     $   0.90
                                            ===================================================================================

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